Exhibit 99.3




                Written Statement of the Chief Operating Officer
                          Pursuant to 18 U.S.C. ss.1350

Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned President and Chief Operating Officer of Regency Centers Corporation, the general partner of Regency Centers, L.P. (the "Partnership"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Partnership for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



/s/ Mary Lou Fiala
--------------------------
Mary Lou Fiala
August 9, 2002